EXHIBIT 10.10

SUBORDINATED SECURITY AGREEMENT

THIS SUBORDINATED SECURITY AGREEMENT (“Security Agreement”), is made and entered into as of the 17th day of May, 2013, by and between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“Debtor”), and Taryl Enderson and Robert Wolf, in his capacity as collateral agent (together with his successors and assigns, the “Collateral Agent”) for the benefit of the following lenders (collectively, the “Initial Sub-debt Holders” or the “Lenders”):  David J. and Krista R. Woestehoff, Schmitz Grain, Inc., Doug Schmitz, Michael Kunerth and Dawn Kunerth as Trustees of the Michael Kunerth Trust under agreement dated July 18, 2006, Dawn Kunerth and Michael Kunerth as Trustees of the Dawn Kunerth Trust under agreement dated July 18, 2006, Robert J. and Jean M. Ferguson, and Project Viking, L.L.C.

WITNESSETH:

WHEREAS, each of the Initial Sub-debt Holders has executed and delivered that certain Subscription Agreement and Subordinated Loan Agreement (collectively, the “Subordinated Loan Agreement”) pursuant to which the Initial Sub-debt Holders have extended certain financial accommodations and Debtor has delivered the Heron Lake BioEnergy, LLC 7.25% Subordinated Secured Notes due 2018 (collectively, the “Interim Notes” or the “Subordinated Notes”);

WHEREAS, to induce the Initial Sub-debt Holders to accept the Interim Notes, Debtor has agreed to grant the Lenders a security interest in the Collateral (as hereinafter defined) which shall be subordinate in all respects to the indebtedness and liens of AgStar Financial Services, PCA (“Senior Lender”) pursuant to the terms of that certain Subordination Agreement (as hereinafter defined) delivered by the Collateral Agent and each of the Lenders in favor of Senior Lender;

NOW, THEREFORE, in consideration of the Interim Notes, the premises, the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Definitions.  All capitalized terms used in this Security Agreement shall the meaning as set forth in the Subordinated Loan Agreement or in the Uniform Commercial Code (the “UCC”), as enacted in the State of Minnesota, and as amended from time to time and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.

2.                                      Grant of Security Interest and Collateral.  To secure the debt, liability and obligation of Debtor to the Lenders evidenced under the Subordinated Notes and any extensions, renewals or replacements thereof (hereinafter referred to as the “Obligations”), Debtor hereby grants to the Collateral Agent, for the benefit of each of the Lenders, a continuing security interest (herein called the “Security Interest”), in and against all of the following personal property of Debtor, whether now owned or hereafter acquired (collectively, the “Collateral”):

EQUIPMENT:  All Equipment of Debtor, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, Fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and all other Goods (except Inventory) used or bought for use by Debtor for any business or enterprise and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Collateral Agent or the Lenders by Debtor, all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Debtor.

GENERAL INTANGIBLES:  All General Intangibles of Debtor whether now owned or hereafter acquired, including (without limitation) all present and future Payment Intangibles, patents, patent applications, Software, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, licenses, franchises, the right to use the Debtor’s name, and the good will of Debtor’s business.

CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS:  All Chattel Paper, Instruments and Documents.

PROCEEDS: Together with all substitutions and replacement for and products of any of the foregoing property, together with any cash and uncashed proceeds and insurance proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such tangible property.

3.                                      Representations, Warranties and Covenants.  Debtor represents, warrants and covenants that:

(a)                                 Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any item of Collateral.

(b)                                 Debtor agrees at its expense to take such action as the Collateral Agent may reasonably request so that the Security Interest against the Collateral constitutes a perfected lien.

(c)                                  Debtor agrees to comply in all material respects with all applicable laws, ordinances, regulations, covenants, conditions and restrictions affecting the Collateral or the operation thereof.

(d)                                 Debtor’s exact legal name is as stated on the first page of this Agreement, it is an organization of the type and organized in the jurisdiction set forth in the first page of this Agreement.  Debtor agrees that it will not change its name, any place of business, its mailing address or its chief executive office without giving at least thirty (30) days prior written notice to the Collateral Agent.

(e)                                  Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

4.                                      Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes the Collateral Agent, for the benefit of the Lenders, at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that indicate the Collateral and containing any other information required by Article 9 of the UCC.  Debtor agrees to furnish any such information to the Collateral Agent promptly upon request.  Debtor hereby appoints the Collateral Agent as its attorney-in-fact to do all acts and things which the Collateral Agent may deem necessary to perfect and continue to perfect the Security Interest created hereby.

5.                                      Events of Default and Remedies.  An “Event of Default” under the Subordinated Notes shall constitute a default under this Security Agreement.  Upon the occurrence of an Event of Default, the Collateral Agent shall be entitled to exercise the rights and remedies set forth in the Subordinated Notes and any other loan document or instrument delivered in connection the Subordinated Notes and applicable law.  The foregoing to the contrary notwithstanding, the rights of the Collateral Agent and the Lenders are and shall be subject to the terms, conditions and provisions of the Subordination Agreement (as defined below).

6.                                      Subordination. This Security Agreement is subject to the terms and conditions set forth in the Subordination Agreement dated as of even date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Subordination Agreement”) delivered in favor of the Senior Lender, as senior secured lender to Debtor pursuant to that certain Sixth Amended and Restated Master Loan Agreement and ancillary loan documents delivered in connection therewith (as the same may be amended, restated or otherwise modified from time to time, the “Senior Loan Documents”) and nothing herein shall be deemed to enlarge, modify or diminish the representations, warranties, covenants and obligations of the parties thereunder.  In the event of any inconsistency between the terms of the Subordination Agreement and the terms of this Security Agreement, the terms of the Subordination Agreement shall govern.  By virtue of the acceptance hereof, the Collateral Agent and each of the Lenders hereto shall be deemed to have agreed that, on and after the date hereof, they shall take such additional actions, and execute such additional documents and instruments, as may be reasonably requested by Debtor or Senior Lender in order to effectuate the provisions of this Security Agreement and the Subordination Agreement.

7.                                      Miscellaneous.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights or remedies.  All rights and remedies of the Collateral Agent and the Lenders shall be cumulative and may be exercised singularly or concurrently, at such party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other remedies.  The parties may not assign their rights or benefits under this Security Agreement, except upon the written consent of the other party hereto which consent will not be unreasonably withheld.  This Security Agreement shall be governed by the internal laws of the State of Minnesota without regard to its conflicts of laws principles.  If any provision or application of this Security Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions of this Security Agreement which can be given effect, and this Security

Agreement shall be construed as if the unlawful or unenforceable provision had never been contained herein or prescribed hereby.  All representations and warranties contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement to the extent the Obligations remains unpaid.

If Debtor defaults under this Security Agreement, Debtor will pay the costs, including the reasonable attorney’s fees of the Collateral Agent incurred in enforcing this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement by its duly authorized representatives as of the day and year first set forth above.

HERON LAKE BIOENERGY, LLC
a Minnesota limited liability company

By:	/s/ Robert J. Ferguson
Its:	General Manager